Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:
William Kent, Director, Investor Relations
303-991-5070

STORM CAT ENERGY CORPORATION RECEIVES
SHAREHOLDER APPROVAL OF SERIES B CONVERTIBLE DEBT PLACEMENT

Denver and Calgary — March 29, 2007 — Storm Cat Energy Corporation (AMEX: SCU; TSX: SME) announced that, at a shareholder meeting held today, it received the disinterested shareholder approval required for the Company to proceed with the closing of its US$31.66 million Series B convertible note offering in a private placement pursuant to Regulation D of the Securities Act of 1933, as amended, and exemptions from Canadian prospectus and registration requirements under National Instrument 45-106.  The resolution, as described in the Company’s February 28, 2007 Information Circular, received the support of approximately 89% of the shares represented and eligible to be voted at the meeting.  The notes initially will be convertible into 27,059,829 Storm Cat common shares at a price of US$1.17 per share, subject to adjustments in accordance with the terms of the notes.  The Company may force the conversion of the notes at any time after 18 months if Storm Cat’s common shares trade above US$2.05, as may be adjusted, for 20 days within a period of 30 consecutive trading days.

The Company plans to use the net proceeds from the sale of the Series B notes to fund its 2007 capital expenditure budget requirements.

About Storm Cat Energy

Storm Cat Energy is an independent oil and gas company focused on the pursuit, exploration and development of large unconventional gas reserves from fractured shales, coal beds and tight sand formations. The Company has producing properties in Wyoming’s Powder River Basin, and exploitation and development acreage in Canada, Arkansas and Alaska. The Company’s shares trade on the American Stock Exchange under the symbol “SCU” and in Canada on the Toronto Stock Exchange under the symbol “SME.”

Storm Cat Energy Corporation

Keith Knapstad
Acting President and Chief Executive Officer

/s/ Keith Knapstad

Company Contact:
Paul Wiesner, Chief Financial Officer
Phone: 87-STORMCAT
www.stormcatenergy.com

Forward-looking Statements

This press release contains certain “forward-looking statements”, as defined in the United States Private Securities Litigation Reform Act of 1995, and within the meaning of Canadian securities legislation, relating to the proposed use of proceeds.  Forward-looking statements are statements that are not historical facts; they are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur. Forward-looking statements are based on the beliefs, estimates and opinions of Storm Cat’s management on the date the statements are made and they involve a number of risks and uncertainties.  Consequently, there can be no assurances that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.  Storm Cat undertakes no obligation to update these forward-looking statements if management’s beliefs, estimates or opinions, or other factors, should change.  Factors that could cause future results to differ materially from those anticipated in these forward-looking statements include, but a change in the use of proceeds, the volatility of natural gas prices, the possibility that exploration efforts will not yield economically recoverable quantities of gas, accidents and other risks associated with gas exploration and development operations, the risk that the Company will encounter unanticipated geological factors, the Company’s need for and ability to obtain additional financing, the possibility that the Company may not be able to secure permitting and other governmental clearances necessary to carry out the Company’s exploration and development plans, and the other risk factors discussed in greater detail in the Company’s various filings on SEDAR (www.sedar.com) with Canadian securities regulators and its filings with the U.S. Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended December 31, 2006.

NO STOCK EXCHANGE HAS REVIEWED OR ACCEPTS RESPONSIBILITY
FOR THE ADEQUACY OR ACCURACY OF THIS NEWS RELEASE.